Exhibit 99.1

Deciphera Pharmaceuticals Completes Target Enrollment in the INTRIGUE Phase 3 Clinical Study of QINLOCK® (Ripretinib) in Patients with Second-Line Gastrointestinal Stromal Tumor

– Top-line Results Expected in Second Half of 2021 –

– Study Designed to Evaluate the Efficacy and Safety Profile of QINLOCK Compared to Sunitinib in Patients Previously Treated with Imatinib –

WALTHAM, Mass.—(BUSINESS WIRE)—November 30, 2020— Deciphera Pharmaceuticals, Inc. (NASDAQ:DCPH) today announced the completion of its target enrollment in the INTRIGUE Phase 3 clinical study evaluating the efficacy and safety of QINLOCK in patients with second-line gastrointestinal stromal tumor (GIST). QINLOCK, the Company’s switch-control tyrosine kinase inhibitor, is currently approved in the U.S., Canada, and Australia for patients with fourth-line GIST.

“We are pleased to announce the completion of target enrollment for our Phase 3 INTRIGUE study in patients with second-line GIST,” said Matthew L. Sherman, MD, Executive Vice President and Chief Medical Officer of Deciphera Pharmaceuticals. “This marks an important step forward to potentially bringing QINLOCK to an early-stage GIST population and establishing QINLOCK as the best-in-class treatment for this disease. We look forward to announcing top-line results for this study in the second half of 2021. I am grateful to the patients and their families, investigators, and our employees who have helped us reach this milestone.”

The INTRIGUE Phase 3 clinical study is a randomized, global, multicenter, open-label study to evaluate the efficacy and safety of QINLOCK compared to sunitinib in patients with GIST previously treated with imatinib. This study was designed to support regulatory approvals in second-line GIST patients in the United States, Europe, and other major markets. Approximately 426 patients were randomized 1:1 to either QINLOCK 150 mg once daily or sunitinib 50 mg once daily for four weeks followed by two weeks without sunitinib. The primary efficacy endpoint is median progression-free survival (mPFS) as determined by independent radiologic review using modified Response Evaluation Criteria in Solid Tumors (RECIST). Secondary endpoints as determined by independent radiologic review using modified RECIST include Objective Response Rate (ORR) and Overall Survival (OS). The study is being conducted at 122 investigational sites in 22 countries.

About QINLOCK (ripretinib)

QINLOCK is a switch-control tyrosine kinase inhibitor that was engineered to broadly inhibit KIT and PDGFRA mutated kinases by using a dual mechanism of action that regulates the kinase switch pocket and activation loop. QINLOCK inhibits primary and secondary KIT mutations in exons 9, 11, 13, 14, 17, and 18 involved in GIST, as well as the primary exon 17 D816V mutation. QINLOCK also inhibits primary PDGFRA mutations in exons 12, 14, and 18, including the exon 18 D842V mutation, involved in a subset of GIST.

QINLOCK is approved by the U.S. FDA for the treatment of adult patients with advanced GIST who have received prior treatment with three or more kinase inhibitors, including imatinib. It is also approved by Health Canada for the treatment of adult patients with advanced GIST who have received prior treatment with imatinib, sunitinib, and regorafenib and by the Australian Therapeutic Goods Administration for the treatment of adult patients with advanced GIST who have received prior treatment with three or more kinase inhibitors, including imatinib.

About GIST

Gastrointestinal stromal tumor (GIST) is a cancer affecting the digestive tract or nearby structures within the abdomen, most often presenting in the stomach or small intestine. GIST is the most common sarcoma of the gastrointestinal tract, with approximately 4,000 to 6,000 new GIST cases each year in the United States and a similar incidence rate in European and other countries. Most cases of GIST are driven by a spectrum of mutations. The most common primary mutations are in KIT kinase, representing approximately 80% of cases, or in PDGFRA kinase, representing approximately 6% of cases. Current therapies are unable to inhibit the full spectrum of primary and secondary mutations, which drives resistance and disease progression. Estimates for 5-year survival range from 48% to 90%, depending on the stage of the disease at diagnosis.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK is Deciphera’s FDA-approved switch-control kinase inhibitor for the treatment of fourth-line gastrointestinal stromal tumor (GIST). QINLOCK is also approved for fourth-line GIST in Canada and Australia. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations regarding timing for top-line data from our INTRIGUE study, the potential to bring QINLOCK to an early-stage GIST population and the potential to establish QINLOCK as the best-in-class treatment for this disease. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the severity and duration of the impact of COVID-19 on our business and operations, our ability to successfully demonstrate the efficacy and safety of our drug candidates and in additional indications for our existing drug, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, our ability to manage our reliance on sole-source third parties such as our third party drug substance and drug product contract manufacturers, actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized, our ability to comply with healthcare regulations and laws, our ability to obtain, maintain and enforce our intellectual property rights, any or all of which may affect the initiation, timing and progress of clinical studies and the timing of and our ability to obtain additional regulatory approvals, and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

QINLOCK and the QINLOCK logo are registered trademarks, and Deciphera, Deciphera Pharmaceuticals, and the Deciphera logo are trademarks, of Deciphera Pharmaceuticals, LLC.

Contacts

Investor Relations:

Jen Robinson

Deciphera Pharmaceuticals, Inc

jrobinson@deciphera.com

781-906-1112

Media:

David Rosen

Argot Partners

David.Rosen@argotpartners.com

212-600-1902